UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 16, 2004

Arrow Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-12507

22-2448962

(Commission File Number)

(IRS Employer Identification No.)

250 Glen Street, Glens Falls, NY

12801

(Address of Principal Executive Offices)

(Zip Code)

(518) 745-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - OTHER EVENTS

On December 16, 2004, Arrow Financial Corporation's subsidiary banks, Glens Falls National Bank and Trust Company, Glens Falls, New York and Saratoga National Bank and Trust Company, Saratoga Springs, New York, entered into definitive agreements with HSBC Bank, USA, Wilmington, Delaware ("HSBC"), to acquire from HSBC three of its branch offices located in Salem, Argyle and Corinth, New York.  Glens Falls National will acquire the Salem and Argyle branches, and Saratoga National will acquire the Corinth branch.  In each case, the acquiring bank will assume substantially all of the deposit liabilities and acquire certain commercial and consumer loans associated with the branch, as well as the branch premises.  Under each agreement, the acquiring bank will pay HSBC at closing a premium equal to 9.5% of deposits assumed, subject to certain adjustments.

Total deposits at the three HSBC branches to be acquired were approximately $66,610,000 as of October 31, 2004.  The aggregate principal amount of loans to be acquired are approximately $11,734,000.  The acquisitions, which are subject to regulatory approval and satisfaction of other standard terms and conditions, are expected to close early in the second quarter of 2005.

Arrow Financial and HSBC issued a joint press release on December 16, 2004, announcing the transactions, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.

Description

Exhibit 99.1

Arrow Financial Corporation press release dated December 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date: December 20, 2004

By:

/s/ John J. Murphy

John J. Murphy

Executive Vice President, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

Exhibit 99.1

Arrow Financial Corporation press release dated December 16, 2004.